AGREEMENT OF PURCHASE AND SALE
                         ------------------------------

Purchaser:     Go Phone Inc.
Vendor:        Donald Patrick Fultz

REAL PROPERTY: Located at 300 Pedro Clisante fronting on the north side of Pedro Clisante in the City of Sosua in the province of Puerto Plata, Dominican Republic, having an approximate area of 1949 square meters legally described as:

"No 2/8 en la primera planta dos dormitorios con dos cuartos de bano y closet de ropa blanca segeu plano No 3/8 en la segunda planta"

PURCHASE PRICE: Two million five hundred thousand dollars ($2,500,000.00) US

Purchaser agrees to issue three million three hundred and sixty thousand (3,360,000) shares in Go Phone Inc. and transfer said shares to Donald Patrick Fultz or his nominee on closing date.

It is understood and agreed that the Purchaser is buying the physical assets on an "as is" basis including all chattels and inventory on closing date.

The Purchaser has inspected title to this property and hereby accepts title.

Closing date for this transaction shall be on or before November 30, 1997.

The transfer/deed shall be prepared at the expense of the Vendor in registerable form and Purchaser agrees to pay any additional legal and transfer fees.

Any tender of documents may be made upon the Vendor or Purchaser or their respective lawyers.

The heirs, executors, administrators, successors and assigns of the undersigned are bound by the terms herein.

Dated at Cambridge this 30th day of November 1997.


WITNESS                                 /s/ signature
                                        ----------------------------
                                           Purchaser


                                        /s/ signature
                                        ----------------------------
                                           Vendor